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                                                                EXHIBIT 10.9.1


                     VISTEON CORPORATION 2004 INCENTIVE PLAN
               VISTEON CORPORATION EMPLOYEES EQUITY INCENTIVE PLAN


               TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

      Visteon Corporation, a Delaware corporation (together with its subsidiaries, the "Company"), subject to the terms and conditions of the Visteon Corporation 2004 Incentive Plan, formerly known as the Visteon Corporation 2000 Incentive Plan, and the Visteon Corporation Employees Equity Incentive Plan (collectively, the "Plan") and this Agreement, hereby grants to the Participant named in the Appendix to this Agreement, non-qualified stock options ("Option") as further described below.

      1. Grant of Option.

         The Company hereby grants to the Participant an "Option" to purchase the number of shares of common stock of the Company ("Option Shares") set forth in the Appendix, effective as of the date or dates ("Grant Date") and exercisable as of the date or dates ("Vesting Dates") at the price per Option Share ("Exercise Price") set forth in the Appendix, in accordance with the terms and conditions specified herein. In the event of certain corporate transactions, the number of Option Shares covered by this Agreement may be adjusted by the Organization and Compensation Committee of the Board of Directors of the Company (the "Committee") as further described in Section 13 of the Plan.

      2. Termination of Employment.

         a. Unless provided otherwise under the remaining provisions of this Paragraph 2, if the Participant's employment with the Company is terminated for any reason, the Participant's right to exercise the Option will terminate on the date of termination of employment and all rights hereunder will cease. Options that have not yet vested as of the date of termination of employment will be forfeited.

         b. Notwithstanding the provisions of Paragraph 2a, if the Participant's employment with the Company is terminated by reason of retirement, disability or death, and provided that at the date of termination, the Participant had remained in the employ of the Company for at least 180 days following the Grant Date, the Participant's rights with respect to the Option will continue in effect or continue to accrue for the period ending on the date immediately preceding the tenth anniversary of the Grant Date, for Options with a Grant Date prior to 2004, and on the date immediately preceding the fifth anniversary of the Grant Date, for Options with a Grant Date after 2003, subject to any other limitation on the exercise of such rights in effect at the date of exercise. For purposes of this Agreement, "retirement" means normal, regular early, special early or disability retirement under a retirement plan of the Company that includes such provisions, or retirement after 30 years of service, after attaining age 55 and 10 years of service, or after attaining age 65, under any other retirement plan of the Company.


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         c. Notwithstanding the provisions of Paragraph 2a, if the Participant's employment with the Company is terminated under mutually satisfactory conditions, and provided that at the date of termination, the Participant had remained in the employ of the Company for at least 180 days following the Grant Date, the Participant's rights with respect to the Option will continue in effect or continue to accrue until the date 90 days after the date of such termination (but not later than the date immediately preceding the tenth anniversary of the Grant Date, for Options with a Grant Date prior to 2004, and not later than the date immediately preceding the fifth anniversary of the Grant Date, for Options with a Grant Date after 2003), subject to any other limitation on the exercise of such rights in effect at the date of exercise.

         d. Notwithstanding the provisions of Paragraph 2a, if the Participant's employment with the Company is terminated at any time by reason of a sale or other disposition (including, without limitation, a transfer to a joint venture) of the division, operation or subsidiary in which the Participant was employed or to which the Participant was assigned, the Participant's rights with respect to the Option will terminate on the date of such termination, or such later date as is approved by the Committee, but not later than the date immediately preceding the tenth anniversary of the Grant Date for Options with a Grant Date prior to 2004, and the date immediately preceding the fifth anniversary of the Grant Date for Options with a Grant Date after 2003, provided that the Participant satisfies both of the following conditions: (i) at the date of termination, the Participant had remained in the employ of the Company for 90 days following the Grant Date, and (ii) the Participant continues to be or becomes employed in such division, operation or subsidiary following such sale or other disposition and remains in such employ until the date of exercise of such Option.

         e. Notwithstanding the provisions of Paragraph 2a, if the Participant's employment with the Company is terminated due to layoff, and provided that at the date of termination, the Participant had remained in the employ of the Company for at least 365 days following the Grant Date, the Participant's rights with respect to the Option will continue in effect until the date 365 days (in the case of Options with Grant Dates prior to May 9, 2001, 90 days) after the date of such termination (but not later than the date immediately preceding the tenth anniversary of the Grant Date for Options with a Grant Date prior to 2004, and the date immediately preceding the fifth anniversary of the Grant Date, for Options with a Grant Date after 2003), subject to any other limitation on the exercise of such rights in effect at the date of exercise. Options not yet vested at the date of termination will be forfeited.

         f. Notwithstanding the provisions of Paragraph 2a, if the Participant's employment with the Company is terminated by reason of discharge or release in the best interest of the Company (or, in the case of Options with Grant Dates prior to May 9, 2001, voluntary quit), the Participant's right to exercise the Option will terminate on the date of termination of employment and all rights hereunder will cease.

         g. Notwithstanding the provisions of Paragraph 2a, in the case of Options with Grant Dates on and after May 9, 2001, if the Participant's employment with the Company is terminated by reason of voluntary quit, the Participant's rights with respect to Options that are vested at the date of termination will continue in effect until the date 90 days after the date of such termination (but not later than the date immediately preceding the tenth anniversary of the


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Grant Date for Options with a Grant Date prior to 2004, and immediately preceding the fifth anniversary of the Grant Date for Options with a Grant Date after 2003), subject to any other limitation on the exercise of such rights in effect at the date of exercise. Options not yet vested at the date of termination will be forfeited.

         h. Notwithstanding the provisions of Paragraph 2a, if the Participant's employment with the Company is terminated without cause under the provisions of the Visteon Separation Program (VSP) or a successor severance plan of the Company, and provided that at the date of termination, the Participant had remained in the employ of the Company for at least 180 days following the Grant Date, the Participant's rights with respect to the Option will continue in effect until the date 365 days after the date of such termination (but not later than the date immediately preceding the tenth anniversary of the Grant Date for Options with Grant Dates prior to 2004, and immediately preceding the fifth anniversary of the Grant Date for Options with Grant Dates after 2003), subject to any other limitation on the exercise of such rights in effect at the date of exercise. Options not yet vested at the date of termination will be forfeited.

      3. Cancellation of the Option.

         The Option will terminate, and cease to be exercisable, on the earliest of the following:

         a. Ten years from the Grant Date of Grant for Options with Grant Dates prior to 2004; or five years from the Grant Date for Options with Grant Dates after 2003

         b. In the event of the Participant's termination of employment, such earlier date as determined in accordance with the rules set forth in Paragraph 2.

      4. Exercise of Option.

         a. The Participant may, subject to the limitations of this Agreement and the Plan, exercise all or any portion of the Option that has become vested and that has not been cancelled under Paragraphs 2 and 3 by (i) providing notice of exercise to the Company (in a form acceptable to the Company) specifying the whole number of Option Shares with respect to which the Option is being exercised, accompanied by payment of the exercise price, withholding taxes and any applicable fees and expenses for such Option Shares in cash or by check, or
(ii) through a cashless exercise procedure established by the Committee. If the Participant lives in a foreign jurisdiction, the Committee has the right to limit the means of exercise to only a cashless exercise.

         b. After receiving proper notice of exercise and full payment of the exercise price, including full payment of any taxes, any brokerage fees associated with the sale of the Option Shares, and any other applicable fees and expenses, the Company will issue to the Participant (or the Participant's beneficiary) the Option Shares purchased.

         c. Notwithstanding the foregoing, the Option will not be exercisable if and to the extent the Committee determines that such exercise would violate applicable state or federal securities laws or the rules and regulations of any securities exchange on which the Stock is then


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traded, or would violate the laws of any foreign jurisdiction, and the exercise thereof may be limited or delayed until such requirements are met.

         d. The Company may retain the services of a third-party administrator to effectuate Option exercises and to perform other administrative services in connection with the Plan. To the extent that the Company has retained such an administrator, any reference to the Company shall be deemed to refer to such third party administrator retained by the Company, and the Company may require the Participant to exercise the Participant's Options only through such third-party administrator.

      5. Withholding.

         The Company may deduct and withhold from any cash payable to the Participant or may, as a condition to the issuance of any Option Shares hereunder, require the Participant to pay to the Company or otherwise indemnify the Company to its satisfaction, such amount as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes in connection with any exercise of the Option.

      6. Conditions on Option Award.

         Notwithstanding anything herein to the contrary, the Committee may cancel the Option, and may refuse to deliver any Option Shares for which the Participant (or the Participant's beneficiary) has tendered a notice of exercise and payment of the exercise price, if:

         a. During the period from the date of the Participant's termination of employment from the Company to the date any Option Shares purchased hereunder are delivered to the Participant (or the Participant's beneficiary), the Committee determines that the Participant has either (i) refused to be available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to and otherwise cooperate with the Company with respect to any matter that was handled by the Participant or under the Participant's supervision while the Participant was in the employ of the Company or (ii) engaged in any activity that is directly or indirectly in competition with any activity of the Company; or

         b. The Committee determines that the Participant, at any time (whether before or after employment with the Company, and whether before or after the grant of this Option), acted in any manner detrimental to the best interests of the Company.

         In the event that the Committee refuses to deliver Option Shares under this Paragraph 6, the amount of the exercise price and taxes, if any, tendered by the Participant or the Participant's beneficiary for purchase of the Option Shares will be promptly returned to the Participant or the beneficiary.

      7. Nontransferability.

         Except as provided in Paragraph 8 of this Agreement, the Participant has no rights to sell, assign, transfer, pledge, or otherwise alienate the Option under this Agreement, and any such attempted sale, assignment, transfer, pledge or other conveyance will be null and void. The


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Option will be exercisable during the Participant's lifetime only by the
Participant (or the Participant's legal representative).

      8. Beneficiary.

         The Participant may designate a beneficiary to exercise the Option after the Participant's death on the form or in the manner prescribed for such purpose by the Committee. Absent such designation, the Participant's beneficiary will be the Participant's estate. The Participant may from time to time revoke or change the Participant's beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Company. If a Participant designates his or her spouse as beneficiary, such designation automatically shall become null and void on the date of the Participant's divorce or legal separation from such spouse. The last such designation received by the Company will be controlling; provided, however, that no designation, or change or revocation thereof, will be effective unless received by the Company prior to the Participant's death, and in no event will any designation be effective as of a date prior to such receipt. If the Committee is in doubt as to the identity of the beneficiary, the Company may refuse to recognize such exercise, without liability for any interest or dividends on the underlying Option Shares, until the Committee determines the identity of the beneficiary, or the Committee may deem the Participant's estate as beneficiary, or the Company may apply to any court of appropriate jurisdiction and such application will be a complete discharge of the liability of the Company therefor.

      9. Securities Law Restrictions.

         a. The Participant acknowledges that the Participant is acquiring the Option and the Option Shares for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the "Act"). The Participant agrees and acknowledges with respect to any Option Shares that have not been registered under the Act, that (a) the Participant will not sell or otherwise dispose of such Option Shares except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which in the opinion of counsel for the Company is exempt from such registration, and (b) a legend may be placed on the certificates for the Option Shares to such effect. As further conditions to the issuance of the Option Shares, the Participant agrees for himself or herself, the Participant's beneficiary, and the Participant's heirs, legatees and legal representatives, prior to such issuance, to execute and deliver to the Company such investment representations and warranties, and to take such other actions, as the Committee determines may be necessary or appropriate for compliance with the Act and any applicable securities laws.

         b. Notwithstanding anything herein to the contrary, the Committee, in its sole and absolute discretion, may refuse to honor any notice of exercise, may delay an exercise or delay issuing Option Shares following an exercise, may impose additional limitations on the Participant's or beneficiary's ability to exercise the Option or receive Option Shares upon exercise, and/or may impose restrictions or conditions on the Participant's or beneficiary's ability to directly or indirectly sell, hypothecate, pledge, loan, or otherwise encumber, transfer or dispose of the Option Shares acquired upon exercise, if the Committee determines that such action is



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necessary or desirable for compliance with any applicable state, federal or foreign law, the requirements of any stock exchange on which the Option Shares are then traded, or is requested by the Company or the underwriters managing any underwritten offering of the Company's securities pursuant to an effective registration statement filed under the Act.

     10. Limited Interest.

         a. The grant of the Option shall not be construed as giving the Participant any interest other than as provided in this Agreement.

         b. The Participant shall have no rights as a shareholder as a result of the grant of the Option, until the Option is exercised, the exercise price and applicable taxes are paid, and the Option Shares issued hereunder.

         c. The grant of the Option shall not confer on the Participant any right to continue as an employee or continue in service of the Company, nor interfere in any way with the right of the Company to terminate the Participant at any time.

         d. The grant of the Option shall not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger, consolidation or business combination of the Company, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instrument ahead of or affecting the stock or the rights of the holders thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other Company act or proceeding, whether of a similar character or otherwise.

         e. The Participant acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Option under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of stock options or benefits in lieu of stock options in the future. Future grants, if any, will be at the sole discretion of the Committee, including, but not limited to, the timing of any grant, the number of options, vesting provisions, and the exercise price.

     11. Consent to Transfer of Personal Data.

         The Participant voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this paragraph. The Participant is not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect the Participant's ability to participate in the Plan. The Company holds certain personal information about the Participant, including the Participant's name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in the Participant's favor, for the purpose of


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managing and administering the Plan ("Data"). The Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant's participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant's participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on the Participant's behalf to a broker or other third party with whom the Participant may elect to deposit any shares of stock acquired pursuant to the Plan. The Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect Participant's ability to participate in the Plan.

     12. Incorporation by Reference.

         The terms of the Plan are expressly incorporated herein by reference. Capitalized terms that are not defined in this Agreement will have the meaning ascribed to them under the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall govern.

     13. Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to any conflict of laws principles thereof.

     14. Severability.

         In the event any term or condition set forth in this Agreement is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been inserted.

     15. Amendment.

         The terms and conditions set forth in this Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of the parties thereto.

     16. Counterparts.

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.


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